UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2018 (May 18, 2018)

NATIONAL ENERGY SERVICES REUNITED CORP.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38091	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Post Oak Blvd., Suite 730 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (832) 925-3777

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 18, 2018, National Energy Services Reunited Corp. (the “Company” or “NESR”), held a special meeting in lieu of an annual meeting of shareholders (the “Meeting”). At the Meeting, the Company’s shareholders approved the Company’s proposed business combination (the “Business Combination”) with Gulf Energy S.A.O.C. and NPS Holdings Limited and related matters.

Set forth below are the final voting results for each of the proposals:

(i) to approve the stock purchase agreements, the contribution agreement, and the shares exchange agreement, all dated as of November 12, 2017, and the acquisitions and related transactions contemplated thereby.

For	Against	Abstain
26,238,964	123,129	14,620

(ii) to approve re-election of Antonio J. Campo Mejia and Hala Zeibak as Class I directors to serve on the Company’s board of directors until the 2020 annual meeting of shareholders or their earlier death, resignation or removal under the terms of the Company’s memorandum and articles of association and until their respective successors are duly elected and qualified.

Nominee	For	Withhold	Abstain	Broker Non-Votes
Antonio J. Campo Mejia	25,593,564	783,149	0	0
Hala Zeibak	25,593,564	783,149	0	0

(iii) to approve, for purposes of complying with applicable NASDAQ listing rules, the issuance of more than 20% of the Company’s issued and outstanding ordinary shares, which NASDAQ may deem to be a change of control, pursuant to the Business Combination or any private placement in connection with the backstop commitment.

For	Against	Abstain
26,238,964	123,129	14,620

(iv) to approve and adopt the NESR 2018 Long Term Incentive Plan.

For	Against	Abstain
25,577,144	784,949	14,620

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2018

NATIONAL ENERGY SERVICES REUNITED CORP.

By:	/s/ Sherif Foda
Name: Sherif Foda
Title: Chief Executive Officer